                                                                   EXHIBIT 10.28

                                BIOGEN IDEC INC.

                    VOLUNTARY BOARD OF DIRECTORS SAVINGS PLAN
              (As Amended and Restated; Effective January 1, 2004)

                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE 1     INTRODUCTION....................................................................................    1
      1.1     Purpose and Effective Date......................................................................    1

ARTICLE 2     DEFINITIONS.....................................................................................    1
      2.1     Biogen Idec.....................................................................................    1
      2.2     Board...........................................................................................    1
      2.3     Committee.......................................................................................    1
      2.4     Director........................................................................................    1
      2.5     Fees............................................................................................    1
      2.6     Participant.....................................................................................    1
      2.7     Plan............................................................................................    1
      2.8     Retainer........................................................................................    1
      2.9     Savings Plan....................................................................................    1
     2.10     Plan Year.......................................................................................    1

ARTICLE 3     PARTICIPATION...................................................................................    1
      3.1     Eligibility and Participation...................................................................    1
      3.2     End of Participation............................................................................    2

ARTICLE 4     SAVINGS DEPOSITS BY PARTICIPANTS................................................................    2
      4.1     Savings Deposits and Elections..................................................................    2

ARTICLE 5     PARTICIPANT ACCOUNTS............................................................................    3
      5.1     Participant Accounts............................................................................    3
      5.2     Vesting.........................................................................................    4

ARTICLE 6     DISTRIBUTIONS TO PARTICIPANT....................................................................    4
      6.1     Distributions for Financial Hardship............................................................    4
      6.1A    In-Service Distribution(s) at a Time Specified by Participant...................................    4
      6.2     Distribution Upon Death of a Participant........................................................    4
      6.3     Other Distributions.............................................................................    5
      6.4     Installment Distributions in Certain Cases......................................................    5

ARTICLE 7     MISCELLANEOUS...................................................................................    6
      7.1     Amendment or Termination of Plan................................................................    6
      7.2     Benefits Not Currently Funded...................................................................    6
      7.3     No Assignment...................................................................................    6
      7.4     Responsibilities and Authority of Committee.....................................................    7
      7.5     Limitation on Rights Created by Plan............................................................    7
      7.6     Tax Withholding.................................................................................    7
      7.7     Text Controls...................................................................................    7
      7.8     Applicable State Law............................................................................    7

                                    ARTICLE 1
                                  INTRODUCTION

1.1 PURPOSE AND EFFECTIVE DATE. The purpose of this plan is to provide members of the Board of Directors of Biogen Idec with a tax-deferred savings opportunity. This plan allows participants to defer all or a portion of their directors' fees and retainer by so electing before such fees and retainer have been earned. The effective date of this plan is January 1, 2004.

                                    ARTICLE 2
                                   DEFINITIONS

         This section contains definitions of terms used in the plan. Where the context so requires, the masculine includes the feminine, the singular includes the plural, and the plural includes the singular.

2.1 BIOGEN IDEC means Biogen Idec Inc., a Delaware corporation, or any successor to all or the major portion of its assets or business which assumes the obligations of Biogen Idec Inc. under this plan.

2.2      BOARD means the Board of Directors of Biogen Idec.

2.3 COMMITTEE means the committee designated by the Board to administer this Plan.

2.4 DIRECTOR means an individual serving as a director of Biogen Idec in accordance with its articles and by-laws.

2.5 FEES means the amounts payable to a director as compensation for his or her attendance at a meeting of the Board or a committee of the Board.

2.6 PARTICIPANT means a director who has made a savings deposit hereunder or for whom an amount has been transferred to this plan.

2.7 PLAN means the Biogen Idec Inc. Voluntary Board of Directors Savings Plan, as set forth in this plan instrument, and as it may be amended from time to time.

2.8 RETAINER means the amount payable to a director as an annual retainer for service in such capacity, as in effect from time to time.

2.9 SAVINGS PLAN means the Biogen Idec 401(k) Savings Plan, as amended from time to time. Any term defined in the Savings Plan will have the same meaning when used in this plan unless otherwise defined herein.

2.10 PLAN YEAR means the 12-month periods commencing on January 1, 2004 and on each subsequent January 1 while this plan remains in effect.

                                    ARTICLE 3
                                  PARTICIPATION

3.1 ELIGIBILITY AND PARTICIPATION. Each director will be eligible to be a participant in this plan as long as he is a director. However, a director who is also an employee of Biogen Idec (or a direct or indirect subsidiary of Biogen
Idec) will not be eligible to participate in this plan unless he receives fees and/or retainer separate and apart from his compensation as an employee, and in such event he will be eligible to participate in this plan only with respect to such fees and retainer. A director will become a participant hereunder when he makes a savings deposit to this plan or when his account balance under the Biogen, Inc. Voluntary Board of Directors Savings Plan (the "Biogen Directors Plan") is transferred to this plan. Participation in this plan is voluntary and no director will be required to participate.

3.2 END OF PARTICIPATION. A participant's participation in this plan will end upon the termination of his service as a director of Biogen Idec because of death, retirement, resignation, failure of reelection, or any other reason. Upon the termination of a participant's participation in this plan in accordance with this section, the participant may make no further savings deposits hereunder. However, the participant will be entitled to receive any amounts in his accounts in accordance with this plan.

                                    ARTICLE 4
                        SAVINGS DEPOSITS BY PARTICIPANTS

4.1      SAVINGS DEPOSITS AND ELECTIONS.

         (a) Savings Deposits. Each director may make savings deposits to the plan from his fees and retainer in any whole percentage of such fees and/or such retainer, from a minimum of 1% to a maximum of 100%, by agreeing to reduce his fees and/or retainer by such amount in accordance with this plan.

         All amounts by which a participant reduces his fees and/or retainer hereunder are referred to herein as the participant's savings deposits.

         (b) Sign-Up Procedure for Savings Deposits. A director who wishes to reduce his fees and/or retainer with respect to a particular plan year in order to make savings deposits must complete an enrollment form specifying the amount of his savings deposits (with separate percentages for his fees and retainer if desired), agreeing to reduce his fees and/or retainer by the amount(s) desired, and providing such other information as the committee may require.

         A director's initial enrollment form (or another form specified by the committee) will also specify the time for payment (or the commencement of installment payments) under Section 6.3 and the form of payment (lump sum or installments in accordance with Section 6.4(a) below) of his accounts hereunder. The time specified for payment may be anytime the participant indicates, but not later than the later of the participant's termination of service as a director or the participant's termination of employment (if the participant is an employee of Biogen Idec or a subsidiary or affiliate in addition to being a director). In addition, a participant's initial enrollment form may (but is not required to) specify one or more in-service distributions to the participant in accordance with Section 6.1A if desired by the participant.

         A director's enrollment form electing savings deposits for any plan year must be filed with the committee by such deadline as the committee specifies, but in any event before the start of such plan year. However, with respect to the initial plan year (January 1 to December 31, 2004), the director's election with respect to 2004 fees and retainer may be made either during December, 2003 or within 30 days after the effective date of the plan (i.e., no later than January 31, 2004), provided that such initial election will relate only to fees and retainer to be earned after the date of the election. A participant may change the amount of his savings deposits (but not the time for payment or the form of payment of his account except as provided in subsection
(c) below) with respect to any subsequent plan year by filing a new enrollment form before the start of such subsequent plan year, and the change will become effective as of the first day of such subsequent plan year. Once a participant has elected to defer fees and/or retainer, his enrollment form will remain in effect for future plan years unless the participant changes or terminates his prior elections by filing a new enrollment form in accordance with the preceding sentence.

         After a plan year has begun, a participant may not change the amount of savings deposits (if any) he had elected for such plan year. However, if a participant has an unforeseeable financial hardship (as defined in Section 6.1) or other significant financial difficulty during a year, with the consent of the committee the participant may reduce or cancel his savings deposits election for the balance of that year.

         (c) Subsequent Election. Notwithstanding the second paragraph of subsection (b) above, at anytime prior to the date for payment originally elected by the participant, if the participant is still a director of Biogen Idec at such time, the participant may elect to defer the time when his account would otherwise be payable (or installment payments would otherwise begin) to a subsequent date specified by him (not later than the latest time permitted under subsection (b)) or may elect installments (or a greater number of installments). If such election becomes effective as provided below, then the participant's account will be payable at the time specified in his subsequent election. The participant's election under this subsection (c) will become effective if any of the following criteria is satisfied: (i) the participant remains a director of Biogen Idec for at least one year after making such election, or (ii) the participant's service as a director of Biogen Idec ends due to failure of reelection or due to disability (which means the participant's inability to perform the material duties of his position because of a physical or mental illness or condition).

         A participant may make only one election under this subsection (c) to further defer payment.

         (d) Transferred Account Balance. Notwithstanding the preceding subsections of this Section 4.1, in the case of a participant who was a director of Biogen, Inc. and whose account balance under the Biogen Directors Plan was transferred to this plan, payment of his transferred account balance will be made in accordance with his election under the Biogen Directors Plan (subject, if applicable, to such participants' subsequent change of election under subsection (c) above).

                                    ARTICLE 5
                              PARTICIPANT ACCOUNTS

5.1     PARTICIPANT ACCOUNTS.

         (a) Savings Deposits Accounts. Savings deposits by a participant from his fees or retainer hereunder will be credited to an account in the name of such participant. Such account will be called his savings deposits account.

         If applicable, a participant's transferred account balance from the Biogen Directors Plan will be separately accounted for within his savings deposit account.

         (b) Participant's Account Value. A participant's account will be credited with deemed investment results as if his savings deposits were invested in one or more designated investment funds and all dividends and distributions on shares of a particular investment fund were reinvested in shares of such fund. The investment funds available for this purpose will be those from time to time available as investment options under the Savings Plan.

         In addition to the investment funds offered under the Savings Plan as described in the preceding paragraph, a participant may elect to have his accounts credited with the deemed investment results as if such amounts were invested in a fixed income option earning a rate of return specified by the committee. The rate of return under the fixed income option will be 8% for the 2004 plan year. The rate of return of future plan years will be determined by the committee.

         Investment funds hereunder are for the sole purpose of providing a basis for crediting deemed investment results to participants' accounts, and do not represent any actual funds or assets held hereunder for the benefit of participants.

         Each participant will indicate with his initial enrollment form (or other form specified by the committee) the investment fund or funds (and the proportion in each fund when the participant designates more than one) he wishes to designate for this purpose. Thereafter, a participant may change his designation either with respect to the deemed investment of future savings deposits or the deemed transfer of amounts from a previously designated investment fund to another fund. The committee shall establish the frequency by which such a change may be made, the method of making such a change, and the effective date of such a change and shall prescribe such other rules and procedures as it deems appropriate. Such designation will remain in effect until subsequently changed by the participant in accordance with this paragraph.

         Notwithstanding the preceding paragraph, the committee may establish one or more default investment funds that will be used to determine deemed investment results in the case of any participant or group of participants who have not made a designation under the preceding paragraph. Such default investment fund(s) will be used to determine deemed investment results applicable to the account of such participant or participants until any such participant makes a designation of investment fund(s) in accordance with the plan.

         Deemed investment results under this subsection will be credited to a participant's account effective as of the last day in each calendar quarter (or such shorter time as may be specified by the committee).

         The value of a participant's account at any point in time will be his savings deposits (plus, if applicable, his transferred account balance from the Biogen Directors Plan), increased or decreased by deemed investment results as provided in this subsection (b) through the end of the most recently completed calendar quarter (or such shorter time as may be specified by the committee), and reduced by any distributions from the participant's account.

         (c) Bookkeeping Accounts. Participants' accounts and subaccounts will be maintained on Biogen Idec's books for bookkeeping purposes only; such accounts will not represent any interest in any trust or in any segregated asset.

         In order to facilitate the administration of the plan, the committee may arrange for a participant's savings deposits account to be divided for recordkeeping purposes into two or more subaccounts, in accordance with procedures established by the committee.

5.2 VESTING. A participant will have a fully vested interest in his savings deposits account at all times. For this purpose, "fully vested" means that such account is not subject to forfeiture; however, all participant accounts are subject to fluctuation as a result of the crediting of deemed investment results (including losses) to such accounts as provided in the plan.

                                   ARTICLE 6
                          DISTRIBUTIONS TO PARTICIPANT

6.1 DISTRIBUTIONS FOR FINANCIAL HARDSHIP. If a participant has a serious financial hardship, he may apply to the committee for a distribution from the plan prior to his termination of service as a director or other designated time for payment. If such application for a hardship distribution is approved by the committee, the distribution will be made as soon as practicable after the later of the date specified in the participant's application or the date of approval by the committee. The amount of the distribution will be the amount needed to alleviate the participant's financial hardship, as determined by the committee, up to a maximum of the participant's account balance. Such a distribution will be made from the participant's account in a single lump-sum payment. If such a participant's account has two or more subaccounts, the committee will determine which subaccount(s) will be debited to reflect the financial hardship distribution.

         Financial hardship will be limited to the following: bankruptcy or impending bankruptcy, unexpected and unreimbursed major expenses resulting from illness to person or accident to person or property, and to other types of unforeseeable and unreimbursed expenses of a major nature that normally would not be budgetable. Financial hardship shall not include foreseeable expenses such as down payments on a home or purchase of an auto, or college or other educational expenses.

6.1A.    IN-SERVICE DISTRIBUTION(S) AT A TIME SPECIFIED BY PARTICIPANT.  If, in
his initial enrollment or other election form (or, if applicable, a subsequent election under Section 4.1(c)), a participant elected payment of his account (or a specified portion thereof) at a specified time(s) and he is still a director at such time(s), the participant will receive payment of the amount to be distributed in accordance with such election, payable on or as soon as practicable after the designated date(s). A participant's election for in-service distributions under this Section 6.1A may be for a single payment or up to five annual payments, in each case in an amount or portion specified by the participant in his enrollment or other election form. Each payment will be the amount specified (or the entire balance remaining in the participant's account, if less).

         Any amount in a participant's account hereunder not distributed to the participant under this Section 6.1A will be distributed under Section 6.2 or 6.3, whichever may be applicable, and Section 6.4 (if applicable). If a participant is receiving multiple payments under this Section 6.1A and dies or otherwise terminates service (or employment if he is also an employee of Biogen Idec or a subsidiary or affiliate), payments under this subsection will cease and subsequent payments will be governed by Section 6.2 or 6.3, as the case may be.

6.2      DISTRIBUTION UPON DEATH OF A PARTICIPANT.

         (a) In general. If a participant dies before his entire account balance has been distributed, his beneficiary will receive the amount remaining in the participant's account. Distribution will be made in a single sum payment on a date determined by the committee, but not later than one year after the committee receives such evidence of the participant's death and of the right of any beneficiary to receive payment as it deems necessary.

         (b) Beneficiary. A participant may designate one or more beneficiaries to receive a distribution payable under subsection (a) above and may revoke or change such a designation at any time. If the participant names two or more beneficiaries, distribution to them will be in such proportions as the participant designates or, if the participant does not so designate, in equal shares. Any designation of beneficiary will be in writing on such form as the committee may prescribe or deem acceptable, and will be effective upon filing with the committee.

         Any portion of a distribution payable upon the death of a participant that is not disposed of by a designation of beneficiary under the preceding paragraph, for any reason whatsoever, will be paid to the participant's spouse if living at his death, otherwise equally to the participant's natural and adopted children (and the issue of a deceased child by right of representation), otherwise to the participant's estate.

         The committee may direct payment in accordance with a prior designation of beneficiary (and will be fully protected in so doing) if such direction (i) is given before a later designation is received, or (ii) is due to the committee's inability to verify the authenticity of a later designation. Such a distribution will discharge all liability therefor under the plan.

6.3 OTHER DISTRIBUTIONS. Except in the case of the participant's death (in which case distribution is made in accordance with Section 6.2), distribution of a participant's account will be made at the time elected by the participant in accordance with Section 4.1. In the absence of such an election, distribution of the participant's account will be made following the latest of the participant's termination of service as a director or the participant's termination of employment (if the participant is an employee of Biogen Idec or a subsidiary in addition to being a director). Distribution will be made in a single lump sum payment on a date determined by the committee, but not later than one year after the committee's receipt of satisfactory evidence of the occurrence of the event causing distribution.

6.4      INSTALLMENT DISTRIBUTIONS IN CERTAIN CASES.

         (a) Participant. Notwithstanding the provisions of Section 6.3, a participant may, at the time of filing his initial enrollment (or other specified) form under Section 4.1 (or, if applicable, in a subsequent election under Section 4.1(c)), designate that the amount payable to him hereunder will be paid in a number (minimum of two and maximum of fifteen) of annual installment payments, as specified by the participant.

         (b) Beneficiary. Notwithstanding Section 6.2, a participant may designate that, if the participant dies before receiving the entire amount payable to him hereunder, the beneficiary will receive either:

                  (i)      A number of annual installment payments equal to:

                           (A) the number the participant elected for himself under subsection (a) above (if the participant dies before receiving any installment payments), or

                           (B) the number of remaining installment payments due to the participant under subsection (a) above (if the participant dies after receiving one or more installment payments); or

                  (ii)     a single payment.

         Payment to the beneficiary will be made or begin as provided in Section 6.2(a).

         If the participant fails to designate the form of payment to the beneficiary, the default form will be installments under (i) above. If installment payments are payable to the beneficiary, with the consent of the committee, a participant may subsequently change the form of payment to his beneficiary (but not the form of payment to himself under Section 6.3), to a single payment by filing a written instrument so specifying with the committee.

         (c) Installment Payments. Where installment payments are due, the first annual installment payment will be paid out on the date specified in
Section 6.2 or 6.3 (whichever is applicable) and subsequent annual installments will be paid approximately on succeeding anniversaries of the first payment date. The amount of each annual installment payment will be determined by multiplying the then amount remaining to be paid by a fraction whose numerator is one and whose denominator is the number of remaining annual installment payments.

         (d) Death of Beneficiary. If a participant's designated beneficiary is receiving installment payments and dies before receiving payment of all the annual installments, the designated beneficiary's estate will receive a lump-sum payment of the amount remaining to the distributed to such deceased beneficiary. Such payment will be made as soon as practicable after the committee's receipt of satisfactory evidence of the death of the designated beneficiary.

                                    ARTICLE 7
                                  MISCELLANEOUS

7.1 AMENDMENT OR TERMINATION OF PLAN. Biogen Idec, by action of the Board (or such committee thereof or officer or officers of Biogen Idec to whom the Board has delegated this authority), at any time and from time to time, may amend or modify any or all of the provisions of this plan or may terminate this plan without the consent of any participant (or beneficiary or other person claiming through a participant). No termination or amendment of the plan may reduce the amount credited to the account of any participant under the plan (including a participant whose service as a director terminated before such plan termination or amendment). However, Biogen Idec may change the deemed investment options under Section 5.1(c), and Biogen Idec may upon termination of this plan pay participants' account balances to the participants regardless of the times elected for payment (or the start of installment payments) elected by the participants and may pay such amounts in single sum payments regardless of whether installment distributions would otherwise be payable under Section 6.4. In addition, Biogen Idec may, from time to time, make any amendment that it deems necessary or desirable to satisfy the applicable requirements of the tax laws and rulings and regulations thereunder in order to preserve, if possible, the tax deferral features of this plan for participants. No diminution or restriction on a participant's opportunity to make elections or withdrawals, or exercise other privileges or rights hereunder pursuant to the preceding sentence will be deemed to violate the rights of any participant or beneficiary hereunder so long as such change does not render a participant's account balance forfeitable.

7.2      BENEFITS NOT CURRENTLY FUNDED.

         (a) Nothing in this plan will be construed to create a trust or to obligate Biogen Idec to segregate a fund, purchase an insurance contract or other investment, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any participant or any other person rights to any specific assets of Biogen Idec or any other entity. However, in order to make provision for its obligations hereunder, Biogen Idec may in its discretion purchase an insurance contract or other investment; any such contract or investment will be a general asset belonging to Biogen Idec, and no participant or beneficiary will have any rights to any such asset. The rights of a participant or beneficiary hereunder will be solely those of a general, unsecured creditor of Biogen Idec.

         (b) Notwithstanding subsection (a) above, Biogen Idec in its sole discretion may establish a grantor trust of which it is treated as the owner under Code Section 671 to provide for the payment of benefits hereunder, subject to such terms and conditions as Biogen Idec may deem necessary or advisable to ensure that benefits are not includable, by reason of the trust, in the taxable income of trust beneficiaries before actual distribution and that the existence of the trust does not cause the plan or any other arrangement to be considered funded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or for purposes of the Internal Revenue Code of 1986, as amended.

7.3      NO ASSIGNMENT.

         (a) No participant or beneficiary will have any power or right to transfer, assign, anticipate or otherwise encumber any benefit or amount payable under this plan, nor shall any such benefit or amount payable be subject to seizure or attachment by any creditor of a participant or a beneficiary, or to any other legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of a participant or beneficiary except as otherwise required by law.

         (b) Notwithstanding subsection (a) above, all or a portion of a participant's account balance may be assigned to the participant's spouse, former spouse, or other dependent (for purposes of this section, an "alternate recipient") in connection with a court order or property settlement agreement awarding such portion to the alternate recipient. Upon receipt of a copy of the relevant provisions of any such order or property settlement agreement, certified to be accurate and in effect by the participant, and an acknowledgment by the alternate recipient that such alternate recipient will be responsible for income taxes on such amounts when distributed or made available to such alternate recipient and that such amounts are subject to income tax withholding as provided in this plan, and such other information (including the alternate recipient's social security number) as the committee may reasonably request, the committee will assign such amount to a separate account hereunder and will distribute such account to the alternate recipient as soon as practicable thereafter. Notwithstanding the preceding sentence, in the sole discretion of the committee, the amount credited to the alternate recipient's account may be retained in the plan and paid to the alternate recipient as such time or times as the committee determines, but not later than the time or times that amounts hereunder are distributed to the participant. Pending payment of an alternate recipient's account to him or her, such account will be credited with deemed investment results under Section 5.1 based upon the alternate recipient's designation of one or more investment funds.

7.4 RESPONSIBILITIES AND AUTHORITY OF COMMITTEE. The committee will control and manage the operation and administration of the plan except to the extent that such responsibilities are specifically assigned hereunder to Biogen Idec or the Board.

The committee will have all powers and authority necessary or appropriate to carry out its responsibilities for the operation and administration of the plan. It will have discretionary authority to interpret and apply all plan provisions and to correct any defect, supply any omission or reconcile any inconsistency or ambiguity in such manner as it deems advisable. It will make all final determinations concerning eligibility, benefits and rights hereunder, and all other matters concerning plan administration and interpretation. All determinations and actions of the committee will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the committee may revoke or modify a determination or action previously made in error. It is intended that any action or inaction by the committee will be given the maximum possible deference by any reviewing body (whether a court or other reviewing body), and will be reversed by such reviewing court or other body only if found to be arbitrary and capricious.

         Biogen Idec will be the "plan administrator" and the "named fiduciary" for purposes of ERISA.

7.5 LIMITATION ON RIGHTS CREATED BY PLAN. Nothing appearing in the plan will be construed (a) to give any person any benefit, right or interest except as expressly provided herein, or (b) to create a contract of employment or to give any director the right to continue in such capacity or to affect or modify the terms of his service as a director in any way.

7.6 TAX WITHHOLDING. Any payment hereunder to a participant, beneficiary or alternate recipient will be subject to withholding of income and other taxes to the extent required by law.

7.7 TEXT CONTROLS. Headings and titles are for convenience only, and the text will control in all matters.

7.8 APPLICABLE STATE LAW. To the extent that state law applies, the provisions of the plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.

         BIOGEN IDEC INC.

         By: /s/ William H. Rastetter
             __________________________________
             William H. Rastetter, Ph.D.
             Chairman